Exhibit 21

Subsidiaries of Registrant

Name Bank of Lenawee Pavilion Financial Services, Inc. Pavilion Mortgage Company	Ownership 100% 100% by Bank of Lenawee 100% by Bank of Lenawee	Incorporation Michigan Michigan Michigan